EXHIBIT 11.1

                 WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                            13 WEEKS ENDED
                                                                   MARCH 29, 1998   MARCH 30, 1997
                                                                 -----------------------------------
Computation of primary earnings (loss) per
      common and common equivalent shares:

      Net earnings (loss) applicable to common stock                  ($347,548)     ($2,069,661)
                                                                 ===============   ==============
      Weighted average number of common shares outstanding           16,449,301       13,631,750
                                                                 ===============   ==============
      Primary earnings (loss) per common share                           ($0.02)          ($0.15)
                                                                 ===============   ==============
Computation of earnings (loss) per common share
      assuming full dilution (A):

      Net earnings (loss) applicable to common stock                  ($347,548)     ($2,069,661)

      Dividends on preferred stock                                           36           74,732

      Interest on 9% convertible subordinated debentures                  4,883            4,882
                                                                 ---------------   --------------
      Earnings (loss) assuming full dilution                          ($342,629)     ($1,990,047)
                                                                 ===============   ==============
      Weighted average number of shares outstanding                  16,449,301       13,631,750

      Common shares issuable from stock option plans
           and from warrants                                          3,591,058                0

      Less shares assumed repurchased with proceeds                     (12,833)               0

      Shares assumed issued upon conversion of
           preferred stock                                              411,925          411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                       43,400           43,400
                                                                 ---------------   --------------
      Common shares outstanding assuming full dilution               20,482,851       14,087,075
                                                                 ===============   ==============
      Earnings (loss) per common and common equivalent
           share assuming full dilution                                  ($0.02)          ($0.14)
                                                                 ===============   ==============

(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

                 WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                        39 WEEKS ENDED
                                                                MARCH 29, 1998   MARCH 30, 1997
                                                                --------------   --------------
Computation of primary earnings (loss) per
      common and common equivalent shares:

      Net earnings (loss) applicable to common stock              ($1,291,473)     ($2,972,682)
                                                                ==============   ==============
      Weighted average number of common shares outstanding         14,982,030       13,499,689
                                                                ==============   ==============
      Primary earnings (loss) per common share                         ($0.09)          ($0.22)
                                                                ==============   ==============
Computation of earnings (loss) per common share
      assuming full dilution (A):

      Net earnings (loss) applicable to common stock              ($1,291,473)     ($2,972,682)

      Dividends on preferred stock                                         83          222,447

      Interest on 9% convertible subordinated debentures               14,649           14,646
                                                                --------------   --------------
      Earnings (loss) assuming full dilution                      ($1,276,741)     ($2,735,589)
                                                                ==============   ==============
      Weighted average number of shares outstanding                14,982,030       13,499,689

      Common shares issuable from stock option plans
           and from warrants                                        3,591,058                0

      Less shares assumed repurchased with proceeds                   (12,833)               0

      Shares assumed issued upon conversion of
           preferred stock                                            411,925          411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                     43,400           43,400
                                                                --------------   --------------
      Common shares outstanding assuming full dilution             19,015,580       13,955,014
                                                                ==============   ==============
      Earnings (loss) per common and common equivalent
           share assuming full dilution                                ($0.67)          ($0.20)
                                                                ==============   ==============

(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.